                                                                    EXHIBIT 10.1

                                 LEASE AGREEMENT

                                     Between

                          CANTRELL WEST PROPERTIES, LLC
                                   as Landlord

                                       and

                               BANK OF THE OZARKS
                                    as Tenant

                                  CANTRELL WEST

                             BASIC LEASE INFORMATION
                             -----------------------

Lease Date:            March 14, 2002
                       --------------

Tenants:               Bank of the Ozarks

Tenant's Address:      For Physical Delivery:             For Mail Delivery:
                       ----------------------             ------------------
                       12615 Chenal Parkway                   P.O. Box 8811
                       Little Rock, Arkansas 72211            Little Rock, Arkansas 72231-8811

Tenant Contact:        Melvin Edwards; Telephone:  (501) 978-2204
Landlord:              Cantrell West Properties, LLC

                       Before September 1, 2002:                   After September 1, 2002:
                       ------------------------                    -----------------------
Landlord's Address:    Regions Center
                       400 W. Capitol, Suite 2478                  11300 Cantrell Road
                       Little Rock, AR 72201                       Little Rock, AR 72212

With copy to:          IBR Real Estate
                       2222 Cottondale Lane, Suite 230
                       Little Rock, AR 72202
                       Attn: Mark Bentley
                       Telephone: (501) 223-8080

Landlord Contact:      Thomas C. Vaughan, Jr.; Telephone: (501) 376-6565

Premises:              As indicated by the cross-hatched area on Exhibits
                       "A" and "A-1" attached to the Lease, situated in the
                       building commonly known, or to be known, as "Cantrell
                       West" (the "Building") located or to be located at
                       11300 Cantrell Road, Little Rock, Arkansas, as more
                       particularly described on Exhibit "B" attached to the
                       Lease (the "Land").

Project: Collectively, the Land, the Building and all other buildings, structures and improvements situated on the Land at any time during the Term.

Term: Lease shall commence on the commencement date which shall be the earlier of (i) the date on which tenant commences business operations on the leased premises, or (ii) Fourteen (14) days after the date of issuance of an occupancy permit for landlord's building, and shall end on the last day of the month in which the tenth (10/th/) anniversary of the commencement date falls.

Base Rent:
--------------------------------------------------------------------------

            Month               Monthly        Annual       Per Rentable
            -----
                               Base Rent     Base Rent       Square Foot
                               ---------     ---------
                                                              Per Annum
                                                              ---------
--------------------------------------------------------------------------


  Commencement Date through    $4,419.50      $53,034          $20.50
   first 12 full calendar
   months with 1.5% annual
    escalator thereafter
--------------------------------------------------------------------------

Security Deposit: N/A


Rentable Square
Feet: Approximately 2,587 (Common area load factor not to exceed 1.115% which is the load factor applied in each of the owner/tenant leases).

Tenant's Proportionate
Share:                     4.87% which is the percentage obtained by dividing
                           (i) the 53,100 total rentable square feet in the Building by (ii) the 2587 rentable square feet in the Building leased by Tenant.


Broker or Agent:           IBR Real Estate
                           2222 Cottondale Lane, Suite 230
                           Little Rock, AR 72202
                           Attn: Mark Bentley
                           Telephone: (501) 223-8080

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:                                          TENANT:

CANTRELL WEST PROPERTIES, LLC                      BANK OF THE OZARKS

By:    /s/ Thomas C. Vaughan, Jr                   By:    /s/ Melvin L. Edwards
       -----------------------------------                ----------------------
Name:  Thomas C. Vaughan, Jr.                      Name:  Melvin L. Edwards
       -----------------------------------                ----------------------
Title: President/Managing Member                   Title: Vice President
       -----------------------------------                ----------------------

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT, made and entered into by CANTRELL WEST PROPERTIES, LLC, an Arkansas LLC, ("Landlord'), and BANK OF THE OZARKS, an Arkansas banking company ("Tenant");

         1. PREMISES AND TERM. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord, the Premises situated within the County of Pulaski, State of Arkansas, more particularly described and indicated by the cross-hatched area on Exhibit A attached hereto and incorporated herein by reference which consist of approximately 2,587 rentable square feet (the "Premises") which Premises constitute a portion of the Building to be constructed by Landlord pursuant to the Building Plans referenced below, together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease.

          The term "rentable square feet," as used herein, shall refer to (a) in the case of a single tenancy floor, all floor area measured from the plane set by the inside surface of the outer glass of the Building to the inside surface of the opposite outer wall, excluding only the areas ("service areas") within the outside walls used for elevator mechanical rooms, Building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts, but including any such areas which are for the specific use of the particular tenant such as special stairs or elevators, and (b) in the case of a partial floor, all floor areas within the plane set by the inside surface to the outer glass enclosing the tenant occupied portion of the floor and measured to the mid-point of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator foyers, restrooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all tenants on the particular floor (hereinafter sometimes called "common areas"), but including a proportionate part of the common areas located on such floor based upon the ratio which the tenant's rentable area on such floor bears to the aggregate rentable area on such floor. No deductions from rentable area are made for columns or projections necessary to the Building. Tenant's rights under this Lease shall be subject to all matters of public record, including, without limitation, all easements, deed restrictions, covenants, conditions and restrictions, as may exist from time to time. The Premises are to be situated on the Land described on Exhibit B attached hereto and made a part hereof.

         The Premises also includes the cross hatched area on the exterior of the Building as shown on Exhibit A-1 attached hereto and incorporated herein by reference which consists of approximately 1,300 square feet of exterior space which is reserved exclusively to Tenant for Tenant's use as a drive-in facility, including without limitation drive-in teller services and drive-in ATM services. Tenant shall pay no additional rent for use of this exterior space as such rent is included in the Base Rent set forth herein and such exterior space shall not be considered in the calculation of any common area load factor.

     A. Primary Term And Renewals. The primary term of this Lease (the "Primary
        -------------------------
Term") shall commence on the "Commencement Date" which shall be the earlier of
(i) the date on which Tenant commences operations on the Leased Premises, or
(ii) fourteen (14) days after the date of issuance of an occupancy permit for Landlord's Building (the "Completion Date"), and shall end on the last day of the month in which the tenth (10th) anniversary of the Commencement Date falls.

        Provided that Tenant is not in default hereunder, either at the time of the exercise of this option referenced herein, or at the time that the Renewal Term (as defined herein) would otherwise commence but for such default, Landlord hereby grants to Tenant options ("Options") to extend this Lease for six (6) additional terms of five (5) years each (each a "Renewal Term;" the initial Term and the Renewal Terms are hereinafter individually or collectively referred to as a "Term," as the context may require), commencing on the date the previous Term expires, upon the terms and conditions set forth in this Paragraph. Tenant may exercise the Options by giving Landlord written notice of its intention not less than one hundred eighty (180) days before the expiration of the previous Term of this Lease.

        If the first Option (or any subsequent Option) is exercised, the monthly installment of Base Rent for each year of the first (or any subsequent) Renewal Term shall be determined by multiplying the preceding year's Monthly Base Rental by 1.015, thereafter continuing with the same 1.5% annual escalator for each year in the first (or any subsequent) Renewal Term. All other terms and conditions contained in this Lease shall remain in full force and effect and shall apply during each Extension Term, except that after exercising the last Option permitted hereunder, Tenant shall have no further option to extend the Term

     B. Plans And Specification For Landlord's Building. If Tenant so requests,
        -----------------------------------------------
Landlord shall deliver a copy of all base building core and shell construction documents prepared by Witsell, Evans & Rasco, P.A. dated September 17, 2001, (including finish specifications and architectural rendering) to Tenant (the "Building Plans").

     C. Landlord's Work. Landlord shall perform all the Landlord's work as set
        ---------------
forth in Exhibit C. All such work shall be performed in a good and workmanlike manner and shall comply with all applicable laws. Landlord shall use only new and high quality materials for all of its installations. Landlord shall complete all of Landlord's work (except landscaping) no later than August 20, 2002 (the "Estimated Completion Date"). Landlord represents and warrants that (i) it will, at its sole expense, secure all necessary permits and approvals in connection with the construction of the shell building, common areas and installation of all building systems and equipment as shown in the Building Plans, and (ii) the building site is zoned for use as commercial office space which permits Tenant's planned use of the Premises as a full service branch banking facility and any uses incidental thereto.

     D. Tenant's Improvements. The improvements which shall be considered
        ---------------------
"standard" and will be furnished by Landlord at Landlord's sole expense are set forth and described in Exhibit C, which is attached hereto. Landlord will provide Tenant with a "Tenant Improvement Allowance" of Twenty-Six Dollars ($26.00) per rentable square foot of space leased by Tenant for the installation of Tenant's improvements (collectively, the "Tenant Improvements"). The installation of the Tenant Improvements shall be performed in accordance with the Tenant Improvement Agreement attached hereto as Exhibit
D. If Tenant desires to have additional interior improvements constructed in its Premises, it may do so at its own expense. Landlord shall have the right to approve all plans and specifications for said work in advance, and such approval shall be in writing and in advance of any Tenant work and shall not be unreasonably withheld, Tenant's current typical branch design being presumed to be acceptable. Tenant shall have the right to designate the architect and engineer to be used in performing Tenant's work, subject to Landlord's reasonable right to approve said architect and engineer. It is expressly understood that Tenant will be responsible for all costs of Tenant Improvements in excess of the tenant allowance, including, without limitation, a four lane drive through canopy and equipment (but not the cost of curbs and asphalt (not concrete) paving consistent with the plans and specifications for the Building project which shall be paid by Landlord) and Tenant's signage on the south and west building facade, and Tenant's drive-in/ATM directional sign near the east end of the Building, and the cost of Tenant's sign on the ground monument sign, all in sizes and styles to be mutually agreed by Landlord and Tenant.

     E. Memorandum Of Acceptance of Delivery. Tenant shall, upon demand, execute
        ------------------------------------
and deliver to Landlord a Memorandum of Acceptance of Delivery of the Premises in the form attached hereto as Exhibit "E."

     F. Lease Binding Upon Execution. Notwithstanding the fact that the Term of
        ----------------------------
this Lease and Tenant's obligation to pay rent does not commence until the Commencement Date, this Lease shall nevertheless be binding upon the parties in accordance with its terms when executed by Landlord and Tenant.

     G. Surrender and Termination. At the termination of the lease by lapse of
        -------------------------
time or otherwise, Tenant shall surrender the Premises in as clean and good condition and repair as when Tenant took possession, ordinary wear and tear excepted. If Landlord is required to restore the Premises to such condition, then Tenant shall pay the cost thereof to Landlord upon demand. Tenant shall not remove the drive through canopy or any other fixtures or Tenant Improvements that have become an integral part of the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld, so long as Tenant repairs any damage caused by such removal, as hereafter provided; and further provided, Tenant shall upon Landlord's request remove any safes, vaults, vault doors, signage or other improvements made especially to accommodate Tenant's banking business on the Premises. Tenant shall repair any damage to the Premises caused by removal of any property. All of such removal and restoration shall be accomplished at Tenant's expense on or before the expiration or earlier termination of this Lease; provided if the termination is at the end of the ten
(10) year primary term or any extended term, Tenant shall complete such removal and restoration on or before the thirtieth (30/th/) day after the expiration or termination of this Lease.

         2. BASE RENT AND SECURITY DEPOSIT

         A. Tenant agrees to pay to Landlord base rent ("Base Rent") for the Premises in advance, without demand, deduction or set off, at the following rates and amounts during the Term hereof

--------------------------------------------------------------------------------

         Month                       Monthly        Annual        Per Rentable
         -----
                                    Base Rent     Base Rent        Square Foot
                                    ---------     ---------
                                                                    Per Annum
                                                                    ---------
--------------------------------------------------------------------------------

      Commencement
 Date through first 12              $4,419.50       $53,034           $20.50
  full calendar months
--------------------------------------------------------------------------------

         The first monthly installment of Base Rent shall be due and payable on or before the Commencement Date and thereafter in advance on or before the first day of each calendar month succeeding the Commencement Date, except that all payments due hereunder for any fractional calendar month shall be prorated. The Base Rent shall be increased annually by an amount equal to one and one-half percent (1.5%) of the rental in effect for the immediately preceding twelve month period. The monthly rental in any year shall be determined by multiplying the preceding year's Monthly Base Rental by 1.015.

         B. In addition, Tenant agrees to deposit with Landlord concurrently with the execution hereof the sum of $-0- in cash ("Security Deposit ") The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease, it being expressly understood and agreed that this Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use any portion of the Cash Security Deposit to pay past due rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability caused by such Event of Default without prejudice to any other remedy provided herein or provided by law. Within 10 days after demand, Tenant shall pay Landlord, in cash, an amount necessary to restore the Security Deposit to the original amount of the Security Deposit. Any remaining balance of such Cash Security Deposit shall be returned by Landlord to Tenant when Tenant's obligations under this Lease have been fulfilled at the expiration or the initial term. Provided no Event of Default has occurred as of the end of the 60th full month after the Commencement Date, the Security Deposit shall be returned to Tenant.

         Tenant agrees that all interest paid from time to time in respect of the Cash Security Deposit shall be paid to Landlord, shall constitute Landlord's property and may be used in such manner as Landlord elects in its sole discretion (Tenant having no right, title or interest in such interest) and shall not constitute a part or the Security Deposit.

         3. TAXES.

         A. Landlord agrees to pay all real property taxes and special assessments (collectively referred to herein as "Taxes") that accrue against the Premises, and/or the Land and/or improvements of which the Premises are a part.

         B. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises. If any such taxes are levied or assessed against Landlord or Landlord's property and (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, upon demand Tenant shall pay to Landlord such taxes.

         4. RESERVED.

         5. LANDLORD'S REPAIRS AND MAINTENANCE.

         Tenant understands and agrees that Landlord's maintenance, repair and replacement obligations are limited to those expressly set forth in this Paragraph 5. Landlord, at its own cost and expense, shall be responsible only for repair and replacement of the roof, foundation, structural members, common areas, the exterior walls of the Building and the Building Systems and all paving, parking areas, landscaping, and exterior improvements other than Tenant's drive through canopy and Tenant's exterior signage, reasonable wear and tear excluded. For purposes of this Lease, the term "Building Systems" shall mean any plant, machinery, transformer, duct work, cable, wires and other equipment, facilities and systems designed to supply heat, ventilation, air-conditioning and humidity or any other services or utilities, or comprising or serving as a component or portion of the electrical, gas, plumbing, sprinkler, communication, alarm, security, or fire/life/safety systems or equipment, for the Building, excluding, however, any equipment, computer, electronic, cabling or other systems associated with Tenant's specific design and use of the Premises. Tenant shall give Landlord written notice of defect or need for repairs after Tenant becomes aware of the same, after which notice Landlord shall have reasonable opportunity to repair same or cure such defect.

         6. TENANT'S REPAIRS AND MAINTENANCE. Tenant, at its own cost and expense, shall (i) maintain all parts of the Premises it occupies in good, neat and operable condition and (ii) promptly make all necessary repairs and replacements to all parts of the Premises Tenant occupies in a good and workmanlike manner. In addition to the foregoing, Tenant shall, at its sole expense, repair any damage to the Premises or the Building caused by the negligent or intentional acts or omissions of Tenant or Tenant's employees, or agents, or caused by Tenant's default hereunder.

         7. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld. Tenant, at its own cost and expense, may erect such shelves, machinery and trade fixtures as it desires provided that: (i) such items do not alter the basic character of the Premises or the Building and/or improvements of which the Premises are a part; (ii) such items do not overload or damage the Premises, the Building or such improvements; (iii) such items may be removed without injury to the

Premises that can not be repaired (and which Tenant agrees to repair); and (iv) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's reasonable specifications and requirements. All alterations, additions, improvements and partitions erected by Tenant (excluding the drive through canopy) shall be and remain the property of Tenant during the Term of this Lease. All shelves, machinery and trade fixtures installed by Tenant shall be removed on or before the earlier to occur of the date of termination of this Lease or vacating of the Premises by Tenant, at which time Tenant shall restore the Premises to their original condition; provided if termination occurs at the end of the ten (10) year primary term or any extended term, Tenant shall have thirty (30) days after termination to complete such removal and restoration. All alterations, installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building and other improvements situated on the Premises or of which the Premises are a part. Notwithstanding anything to the contrary contained herein, it is agreed that the use of and access to the roof of the Building is expressly reserved to Landlord and is expressly denied to Tenant. Tenant shall not penetrate the roof of the Building in any manner, nor install or construct any alterations, additions or improvements thereon, nor otherwise use or occupy the roof at any time during the Term hereof.

         8. SIGNS. Any signage, decorations, advertising media, blinds, draperies, window treatments, bars, and security installations Tenant desires for the Premises shall be subject to Landlord's reasonable prior written approval and shall be submitted to Landlord prior to the Commencement Date. Tenant shall repair, paint, and/or replace the Building facia surface to which its signs are attached upon vacation of the Premises, or the removal or alteration of its signage, all at Tenant's sole cost and expense. Tenant shall not (i) make any changes to the exterior of the Premises, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or
(iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's reasonable prior written consent. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall conform to the criteria established by Landlord and to the requirements of all covenants, conditions and restrictions applicable to the Premises and the Building; provided, that Tenant's customary vertical blinds, pull down drive through shades, posted hours of operation, and similar interior and exterior signage and window treatment are presumed to be acceptable.

         Landlord has agreed that (i) Tenant may place signage on the upper portions of the south and west building facade above the Premises being leased by Tenant, (ii) Tenant may place a drive-in/ATM directional sign near the east end of the Building, and (iii) Tenant will have the primary location on the ground monument sign for the Building.

         9. SERVICES. That Landlord shall furnish Tenant while occupying premises the following services on all days excepting Sundays, holidays, and otherwise stated:

         (a) Water, including cold water from mains for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant with Landlord's written consent, and water for lavatory purposes from the regular Building supply at the prevailing temperature. Tenant shall pay

Landlord at Landlord's actual costs for water furnished to Tenant for any purposes other than normal office building usage. Tenant shall not waste or permit the waste of water. If Tenant fails to promptly pay Landlord's proper charge for water, Landlord, upon not less than ten days' notice, may discontinue furnishing that service and no such discontinuance shall be deemed an eviction or disturbance of Tenant's use of Premises or render Landlord liable for damages or relieve Tenant from any obligation.

         (b) Heating and air conditioning, when necessary in Landlord's reasonable judgment, for normal comfort in Premises from 7:00 a.m. to 6:00 p.m. Monday through Friday (and on Saturdays which are not holidays observed by Tenant from 9:00 a.m. to 1:00 p.m.). Wherever heat generating machines or equipment are used in Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in Premises and the cost, operation and maintenance thereof shall be paid by Tenant to Landlord at Landlord's actual costs. All other electrical consumption by Tenant in Premises, including consumption for air conditioning and heating, beyond normal Building standards or building hours, shall be paid for by Tenant to Landlord at Landlord's actual costs.

         (c) Nightly housekeeping and janitor service Monday through Friday in and about Premises. Tenant shall not provide any janitor services without Landlord's prior written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor contractor or employees at all times satisfactory to Landlord.

         (d) Electrical current for standard Building lighting fixtures provided by Landlord or equivalent and for ordinary purposes connected with the aforesaid use of Premises. All other electrical consumption by Tenant in Premises including consumption for lighting fixtures beyond normal Building standards (or equivalent) or Building hours shall be paid for by Tenant.

         (e) Electrical lighting services and heating and air conditioning for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord to be standard.

         (f) Passenger elevator service in common with Landlord and other Tenants, daily from 7:00 a.m. to 7:00 p.m. (Saturday to 1:00 p.m.), Sundays and holidays excepted, and freight elevator service in common with Landlord and other Tenants daily, (Saturdays, Sundays and holidays excepted), at hours to be determined by Landlord. Such normal elevator service, passenger or freight, if furnished at other times, shall be deemed optional with Landlord and shall never be deemed a continuing obligation. Landlord, however, shall provide limited passenger elevator service daily at all times when normal passenger service is not furnished. Automatic elevator service shall be deemed "elevator service" within the meaning of this paragraph.

         Subject to paragraphs 11-A and 11-B hereof, Landlord does not warrant that any service will be free from interruptions caused by repairs, renewals, improvements, changes of service, alterations, strikes, lockouts, labor controversies, civil commotion, riot, terrorist acts, accidents, inability to obtain electrical power, fuel, water, supplies or labor or other cause beyond the reasonable control of

Landlord. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of Premises or any part thereof, or render Landlord liable to Tenant for damages, by abatement of rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease. Tenant hereby waives and releases all claims against Landlord for damages for interruption or stoppage or service.

         In the event that by agreement with Tenant, Landlord furnishes extra or additional services to be paid for by Tenant, a failure to pay for such services within fifteen (15) days after notice shall, ipso facto, authorize Landlord, in Landlord's discretion and without further notice, to discontinue such services and terminate any agreement for services. The money due for services shall be deemed additional rental due hereunder and the same shall be subject to all of the provisions pertaining to the payment of rental.

         Landlord shall have the right to install and operate meters or any other reasonable system for monitoring, estimating or otherwise evaluating Tenant's after hours or excess usage of utilities or other Building services. The cost of any after hours or excess usage of utilities by the Tenant shall be paid for by the Tenant at Landlord's actual cost upon monthly, quarterly or annual billing as the Landlord shall determine.

         10. INSURANCE

         A. Landlord shall maintain insurance covering the Building of which the Premises are a part in an amount not less than the "replacement cost" thereof insuring against the perils and costs of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief and such other insurance as Landlord shall deem necessary. Said policy shall include a waiver of subrogation endorsement in favor of Tenant.

         B. Tenant, at its own expense, shall maintain during the Term of this Lease a policy or policies of worker's compensation insurance with customary policy limits and a policy or policies of comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of One Million Dollars ($1,000,000.00) for property damage and One Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Tenant, at its own expense, also shall maintain during the Term of this Lease fire and extended coverage insurance covering the replacement cost of all alterations, additions, partitions and improvements installed or placed on the Premises by Tenant or by Landlord on behalf of Tenant (including the drive through canopy and any specialized equipment used in connection therewith or in connection with Tenant's business) , and all of Tenant's personal property contained within the Premises. Said policies shall (i) name Landlord as an additional insured and insure Landlord's contingent liability under this Lease (except for the worker's compensation policy, which instead shall include a waiver of subrogation endorsement in favor of Landlord), (ii) be issued by an insurance company which is reasonably acceptable to Landlord, (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord. In addition, such insurance provided by Tenant shall be primary coverage for Landlord (consistent with Landlord's and Tenant's interest as they may appear) when any policy issued to

Landlord is similar or duplicate in coverage, and Landlord's policy shall be excess over Tenant's policies. If any of the Tenant's improvements are damaged or destroyed by fire or other peril, the proceeds of Tenant's insurance shall be used to replace or restore the Premises to substantially its previous condition, provided the repairs and restoration can be completed in a commercially reasonable manner within one hundred eighty days (180) after receipt of such proceeds; otherwise a portion of the proceeds equal to a fraction, the numerator of which is the amount of the Tenant Improvement Allowance and the denominator of which is the total costs of Tenant's improvements (including the Tenant Improvement Allowance), shall be paid to Landlord, with the balance to be paid to Tenant. Landlord shall not be entitled to any portion of Tenant's insurance proceeds for any of Tenant's personal property.

         All insurance policies carried by Tenant hereunder shall expressly provide (by endorsement or otherwise) that Landlord's rights thereunder shall be assignable to Landlord's mortgagee who shall be shown as an additional insured thereon. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Term of the Lease and upon each renewal of said insurance.

         C. Tenant will use the Premises for operation of a full service (including lobby service) branch banking facility, and activities incidental thereto. Tenant will not permit the Premises to be used for any other purpose or in any other manner if such use would (i) void the insurance thereon, (ii) increase the insurance risk, or (iii) cause the disallowance of any sprinkler or other safety credits, including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable. If any increase in the cost of any insurance on the Premises or the Building of which the Premises are a part is caused by Tenant's other use of the Premises, or because Tenant vacates the Premises prior to termination of this lease, then Tenant shall pay the amount of such increase to Landlord.

         11. FIRE AND CASUALTY DAMAGE.

         A. If the Premises or the Building of which the Premises are a part should be damaged or destroyed by fire or other peril, Tenant immediately shall give written notice to Landlord. If the Building of which the Premises are a part should be totally destroyed by any peril which would be covered by the insurance which Landlord is required to maintain under Paragraph 10 above, or if they should be so damaged thereby that, in Landlord's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after Landlord's receipt of all insurance proceeds with respect to such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective the date of the of such damage.

         B. If the Building of which the Premises are a part should be damaged by any peril which would be covered by the insurance which Landlord is required to maintain under Paragraph 10 above, and in Landlord's estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of Landlord's receipt of all insurance proceeds with respect to such damage, this Lease shall not terminate, and Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in, or about the Premises for the benefit of, or by or for Tenant, the rebuilding, repair or replacement of such items to be Tenant's obligation . Effective upon the date of the occurrence of such damage and ending upon substantial completion, if the Premises are untenantable in whole or part during such period, the rent shall be reduced to such extent as may be fair and reasonable under all of the circumstances. If such repairs and rebuilding have not been substantially completed within one hundred eighty (180) days after the date of Landlord's receipt of all insurance proceeds (subject to Force Majeure Delays [hereinafter defined] and any delays caused by Tenant or its employees, agents or contractors), Tenant, as Tenant's exclusive remedy, may terminate this Lease by delivering written notice of termination to Landlord in which event the rights and obligations hereunder shall cease and terminate (except as expressly provided to the contrary herein).

         C. Notwithstanding anything herein to the contrary (i) in no event shall Landlord be required to expend a sum greater than the net insurance proceeds actually received by Landlord with respect to the damage in question in connection with Landlord's repair and restoration obligations hereunder, and
(ii) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known by any such holder, whereupon all rights and obligations hereunder shall cease and terminate (except as expressly provided to the contrary herein).

         D. Landlord and Tenant hereby waive and release each other (but only to the extent of the insurance coverage required to be maintained by the respective parties hereunder) of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any liability, loss or damage that may occur to the Premises, improvements or the Building of which the Premises are a part, or personal property (building contents) within the Building and/or Premises as the result of any fire or other casualty required to be insured against under this Lease. Each party to this Lease agrees immediately after execution of this Lease to give each insurance company, which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph and to have the insurance policies properly endorsed to reflect such waivers.

         12. LIABILITY AND INDEMNIFICATION. EXCEPT FOR ANY CLAIMS, RIGHTS OF RECOVERY AND CAUSES OF ACTION THAT TENANT HAS RELEASED, LANDLORD SHALL HOLD TENANT HARMLESS AND DEFEND TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, PARTNERS, DIRECTORS, OFFICERS AND ANY AFFILIATES OF THE ABOVE-MENTIONED PARTIES (COLLECTIVELY, THE "TENANT AFFILIATES") FROM AND AGAINST ANY AND ALL OBLIGATIONS, SUITS, LOSSES. JUDGMENTS, ACTIONS, DAMAGES, CLAIMS OR LIABILITY (INCLUDING, WITHOUT LIMITATION, ALL COSTS, ATTORNEYS' FEES, AND EXPENSES INCURRED IN CONNECTION THEREWITH,) IN CONNECTION WITH ANY LOSS, INJURY OR DAMAGE TO ANY PERSON IN, ON OR ABOUT THE PREMISES OR ANY PART THEREOF AND/OR THE BUILDING OF WHICH THE PREMISES ARE A PART,

WHEN SUCH INJURY OR DAMAGE SHALL BE CAUSED BY THE ACT, NEGLECT, FAULT, OR OMISSION OF ANY DUTY WITH RESPECT TO THE SAME BY LANDLORD, ITS AGENTS, SERVANTS, EMPLOYEES AND INVITEES (UNLESS THE INDEMNIFIED LOSS IS CAUSED WHOLLY OR IN PART BY TENANT'S NEGLIGENCE OR INTENTIONAL ACTS, IN WHICH EVENT THIS INDEMNITY SHALL NOT APPLY TO THE ALLOCABLE SHARE OF SUCH LOSS RESULTING FROM TENANT'S NEGLIGENCE OR INTENTIONAL ACTS). IF ANY CLAIM IS MADE AGAINST TENANT OR TENANT AFFILIATES, LANDLORD, AT ITS SOLE COST AND EXPENSE, SHALL DEFEND ANY SUCH CLAIM, SUIT OR PROCEEDING BY OR THROUGH ATTORNEYS REASONABLY SATISFACTORY TO TENANT.

         EXCEPT FOR ANY CLAIMS, RIGHTS OF RECOVERY AND CAUSES OF ACTION THAT LANDLORD HAS RELEASED, TENANT SHALL INDEMNIFY, PROTECT, HOLD HARMLESS AND DEFEND LANDLORD, ITS AGENTS, EMPLOYEES, CONTRACTORS, PARTNERS, DIRECTORS, OFFICERS AND ANY AFFILIATES OF THE ABOVE-MENTIONED PARTIES (COLLECTIVELY, THE "LANDLORD AFFILIATES") FROM AND AGAINST ANY AND ALL OBLIGATIONS, SUITS, LOSSES. JUDGMENTS, ACTIONS, DAMAGES, CLAIMS OR LIABILITY (INCLUDING, WITHOUT LIMITATION, ALL COSTS, ATTORNEYS' FEES, AND EXPENSES INCURRED IN CONNECTION THEREWITH,) IN CONNECTION WITH ANY LOSS, INJURY OR DAMAGE (I) TO ANY PERSON OR PROPERTY WHATSOEVER OCCURRING IN, ON OR ABOUT THE PREMISES OR ANY PART THEREOF AND/OR OF THE BUILDING OF WHICH THE PREMISES ARE A PART, INCLUDING WITHOUT LIMITATION ELEVATORS, STAIRWAYS, PASSAGEWAYS OR HALLWAYS, THE USE OF WHICH TENANT MAY HAVE IN ACCORDANCE WITH THIS LEASE, WHEN SUCH INJURY OR DAMAGE SHALL BE CAUSED BY THE ACT, NEGLECT, FAULT OF, OR OMISSION OF ANY DUTY WITH RESPECT TO THE SAME BY TENANT, ITS AGENTS, SERVANTS, EMPLOYEES, OR INVITEES (II) ARISING FROM THE CONDUCT OF MANAGEMENT OF ANY WORK DONE BY THE TENANT IN OR ABOUT THE PREMISES,
(III) ARISING FROM TRANSACTIONS OF THE TENANT, OR (IV) ARISING FROM A BREACH, VIOLATION OR NON-PERFORMANCE OF ANY TERM, PROVISION, COVENANT OR AGREEMENT OF TENANT HEREUNDER, OR A BREACH OR VIOLATION BY TENANT OF ANY COURT ORDER OR ANY LAW, REGULATION, OR ORDINANCE OF ANY FEDERAL, STATE OR LOCAL AUTHORITY (COLLECTIVELY, THE "LOSSES"), UNLESS THE INDEMNIFIED LOSS IS CAUSED WHOLLY OR IN PART BY LANDLORD'S NEGLIGENCE OR INTENTIONAL ACTS, IN WHICH EVENT THIS INDEMNITY SHALL NOT APPLY TO THE ALLOCABLE SHARE OF SUCH LOSS RESULTING FROM LANDLORD'S NEGLIGENCE OR INTENTIONAL ACTS). IF ANY CLAIM IS MADE AGAINST LANDLORD OR LANDLORD AFFILIATES, TENANT, AT ITS SOLE COST AND EXPENSE, SHALL DEFEND ANY SUCH CLAIM, SUIT OR PROCEEDING BY OR THROUGH ATTORNEYS REASONABLY SATISFACTORY TO LANDLORD.

         THE PROVISIONS OF THIS PARAGRAPH 12 SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE WITH RESPECT TO ANY CLAIMS OR LIABILITY OCCURRING PRIOR TO SUCH EXPIRATION OR TERMINATION.

         13. USE. The Premises shall be used only for general full service (including lobby service) banking, commercial office purposes and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall comply with (i) all governmental laws, ordinances and regulations applicable to the use and occupancy of the Premises, and promptly shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense, (ii) the requirements of all deed restrictions, restrictive covenants and other covenants, conditions and restrictions affecting the Building and/or the Land, and (iii) the requirements of all "Building Guidelines" as may exist from time to time, and all amendments thereto. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other lessees of the Building of which the Premises are a part. TENANT EXPRESSLY ACKNOWLEDGES THAT SMOKING IS NOT PERMITTED IN THE PREMISES.

         14. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any time, upon prior reasonable notice, to (i) inspect the Premises, (ii) make such repairs as may be required or permitted pursuant to this Lease, and (iii) show the Premises to prospective purchasers of, or parties who are anticipated to provide financing with respect to, the Building. Notwithstanding the foregoing, Landlord shall have the right to enter the Premises at any time, without notice to Tenant, in case of an emergency posing a threat to persons or property. During the period that is six
(6) months prior to the end of the Lease Term, upon telephonic notice to Tenant, Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises. In addition, Landlord shall have the right to erect a suitable but reasonable sign on the Premises stating the Premises are available. Tenant shall notify Landlord in writing at least thirty
(30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

         15. ASSIGNMENT AND SUBLETTING

         A. Tenant shall not assign (either voluntarily, nor permit assignment by operation of law), sublet, transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord. Landlord agrees that it shall not unreasonably withhold its consent to any assignment or subletting proposed to be entered into by Tenant. In considering whether it should consent to any subletting or assignment requested by Tenant, Landlord may take into consideration (among other factors) the credit standing of the proposed assignee or subtenant, the purpose for which the Premises would be used by the proposed assignee or subtenant (including whether such use would violate any exclusive use rights that might be in existence and by which Landlord may be bound or violate any deed restrictions, restrictive covenants, covenants, conditions and restrictions, or the "Building Guidelines," as may then be in existence, it being understood and agreed that Landlord shall have the right to refuse its consent if the proposed use, by the assignee or subtenant would result in any such violation), the length of the proposed sublease, whether the proposed assignee's or subtenants' operations would involve use of hazardous substances, and all other relevant factors. Any attempted assignment, subletting transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. No assignment, subletting or other transfer, whether consented to by Landlord or not, shall relieve Tenant of its liability hereunder. In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord within a reasonable time prior to the proposed commencement date of such subletting or assignment which notice shall set forth the name of the proposed sublessee or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed sublessee or assignee. Landlord shall be entitled to charge Tenant reasonable costs for processing Tenant's request for any subletting or assignment, equal to, but not exceeding, Landlord's reasonable out-of-pocket expenses and attorneys' fees.

         B. Notwithstanding anything contained in the subparagraph A above, (i) Tenant shall not be required to obtain Landlord's consent to any transaction involving the statutory merger of Tenant with or into any other regulated financial institution and, in such cases the surviving financial institution shall be or become the Tenant under this lease without further action on the part of any party, and (ii) Tenant shall not be required to obtain Landlord's consent to any assignment by Tenant to any affiliate or subsidiary of Tenant or any sublease by Tenant of all or a portion of the Premises to any such subsidiary or affiliate provided the use by such subsidiary or affiliate is consistent with the full service branch banking use set forth in Paragraph 13, provided such assignment shall not relieve Tenant of liability hereunder.

         C. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. ss. 101 et. seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property or Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

         E. Any assignee, sublessee or transferee of Tenant's interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as "Transferees"), by accepting any such assignment, sublease or transfer shall be deemed to have assumed Tenant's obligations hereunder and shall be deemed to have assumed liability to Landlord for all amounts paid to persons other than Landlord by such Transferees. No assignment, subletting or other transfer, whether consented to by

Landlord or not or permitted hereunder, shall relieve Tenant of its liability hereunder. If an Event of Default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such Transferee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

         F. Notwithstanding any other provisions contained in this lease, in the event the Tenant is closed by, or taken over by, the banking authority of the State of Arkansas, or other bank supervisory authority, Landlord may terminate the lease only with the concurrence of such banking authority or other bank supervisory authority; and any such authority shall in any event have the election either to continue or to terminate the lease: Provided, that in the event this lease is terminated by the banking authority of the State of Arkansas, the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the lease shall in no event be an amount exceeding the rent and estimated additional charges (CAM, etc.) reserved by the lease, without acceleration, for the year next succeeding the date of the surrender of the premises to the Landlord, or the date of re-entry of the Landlord, whichever first occurs, whether before or after the closing of the bank, plus an accelerated amount equal to the unpaid rent and additional charges (CAM, etc.) accrued. In the event the Lease is terminated by or with the consent of any banking authority of the State of Arkansas or other bank supervisory authority, ownership of the leasehold improvements shall, upon such termination, revert to Landlord free and clear of any encumbrances.

         16. CONDEMNATION. If more than fifty percent (50%) of the Premises are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by a conveyance in lieu thereof, and the taking prevents or materially interferes with the use of the Premises for the purpose for which they were leased to Tenant, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than fifty percent (50%) of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by a conveyance in lieu thereof, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord to the extent of the value of Landlord's land and improvements and the property of Tenant to the extent of the value of Tenant's fixtures, improvements and drive through canopy paid for by Tenant.

         17. HOLDING OVER. At the termination of this Lease by its expiration or otherwise, Tenant immediately shall deliver possession of the Premises to Landlord with all ordinary and customary repairs and maintenance required herein to be performed by Tenant completed. If, for any reason, Tenant retains possession of the Premises or any part thereof after such termination, or fails to complete any reasonable repairs required hereby, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes either (i) the creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (ii) creation of a tenancy at sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly rental (or daily rental under (ii) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to double the rental being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (ii) on the basis of a 365-day year for each day Tenant remains in possession). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant following termination, including the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 17 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.

         18. QUIET ENJOYMENT. Landlord has the authority to enter into this Lease and so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance from Landlord subject to the provisions of this Lease.

         19. EVENTS OF DEFAULT. The following events (herein individually referred to as an "Event of-Default") each shall be deemed to be an event of default by Tenant under this Lease:

         A. Tenant shall fail to pay any installment of the Base Rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of fifteen (15) days from the date such payment was due.

         B. Tenant shall: (i) become insolvent; (ii) admit in writing its inability to pay its debts; (iii) make a general assignment for the benefit of creditors; (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief or debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth in this Paragraph.

         C. Any case proceeding or other action against the Tenant shall be commenced seeking: (i) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors;
(iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (b) shall remain undismissed for a period of forty-five (45) days.

         D. Tenant shall (i) fail to take possession of the Premises upon substantial completion of the Leasehold Improvements (ii) vacate, desert, or abandon all or a substantial portion of the Premises, or threaten to do so or
(iii) fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in default in Payment of the rental payments due under this Lease. Notwithstanding any provision in this paragraph, Tenant may discontinue operations in the Premises during a "dark period" not to exceed ninety (90) days prior to the termination of this lease, whether such termination be at the conclusion of the initial term or any renewal term hereof.

         E. Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 22 hereof within thirty (30) days after Tenant receives notice that any such lien or encumbrance is filed against the Premises; provided, however, the running of such thirty (30) days shall be stayed so long as Tenant is contesting such lien in good faith.

         F. Tenant shall fail to comply with any other material term, provision or covenant of this Lease (other than those listed above in this Paragraph 19), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant.

         G. Tenant, its bankruptcy trustee, or any entity authorized by court order to act on behalf of Tenant, shall reject this Lease under 11 U.S. C. sec. 365(a) or any other provision of Title 11 of the United States Code, or the deemed rejection of this Lease by operation of law under 11 U.S.C. sec. 365(d)(4). Any such rejection of this Lease terminates this Lease, without notice of any kind to Tenant, effective on the later of: (1) the date Tenant vacates the Premises following such rejection; (2) the date the Bankruptcy Court with jurisdiction over Tenant's bankruptcy case enters an order on its docket authorizing Tenant to reject this Lease; or (3) the date this Lease is deemed rejected under 11 U.S.C. sec. 365(d)(4).

         20. REMEDIES.

         A. Upon each occurrence of an Event of Default, Landlord shall have the option to pursue, without any notice or demand, any one or more of the following remedies and/or any other remedies to which Landlord is entitled at law or in equity:

             (1) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to do so, Landlord may, without any notice and without prejudice to any other remedy Landlord may have for possession or arrearages in rental, enter upon and take possession of the Premises and remove Tenant and its effects, and Tenant shall indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises or otherwise, including any loss of rental for the remainder of the Term.

             (2) If the Event of Default relates to nonpayment of Base Rent or any other monetary sum due hereunder, or the desertion, vacation or abandonment of the Premises, terminate this Lease, in which event Tenant's default shall be deemed a total and entire breach of Tenant's obligations under this Lease and Tenant immediately shall become liable for damages in an amount equal to the excess of (i) the total rental for the remainder of the Term, discounted at the Prime Rate (hereinafter defined) to the then present value, together with all other expenses incurred by Landlord in connection with Tenant's default, all sums due pursuant to Paragraph
                                                                    ---------
         20B below, and the unpaid rental due as of the date of termination,
         ---------
         over (ii) the fair market rental value of the Premises for the balance of the Term, discounted at the Prime Rate to the then present value. For the purposes of clause (i) above, the components of monthly rent (other than Base Rent) for the remainder of the Term shall be deemed to be equal to the respective monthly amounts as were due and payable during the month in which the Lease was terminated. It is acknowledged, intended and agreed that the amounts which Landlord is entitled to recover under this Paragraph 20A(2) constitute liquidated damages and
                            ---------------
         not a penalty for Tenant's defaults related to nonpayment of rental, or the desertion, vacation or abandonment of the Premises. Such amounts constitute the parties' best, good faith, and reasonable estimate of the damages which would be suffered by Landlord in the event any such default occurs, the exact amount of such damages being difficult or impractical to calculate.

            (3) Enter upon and take possession of the Premises as Tenant's agent without terminating this Lease and without being liable for prosecution or any claim for damages therefor, and Landlord may relet the Premises as Tenant's agent and receive the rental therefor, in which event Tenant shall pay to Landlord on demand all sums due pursuant to Paragraph 20B below, together with any deficiency that may arise by
         -------------
         reason of such reletting.

            (4) Do whatever Tenant is obligated to do under this Lease and enter the Premises, without being liable for prosecution or any claim for damages therefor, to accomplish such purpose. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting compliance with this Lease on Tenant's behalf, together with interest thereon at the highest lawful rate from the date Landlord incurs the expense in question until Landlord is reimbursed therefor.

            (5) Require Tenant to pay any rental in quarterly installments in advance of each calendar quarter during the Term by certified or cashier's check.

            (6) Without notice, alter the locks and any other security device or devices which allow Tenant access to the Premises or the Building of which the Premises form a part, and Landlord shall not be required to provide a new key or right of access to Tenant, and restrict or terminate any right to use parking facilities associated with the Building as well as utility services to the Premises.

         B. Upon the occurrence of an Event of Default, in addition to any other sum provided to be paid herein, Tenant also shall be liable for and shall pay to
Landlord: (i) brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises, (ii) the costs of removing and storing Tenant's or other occupant's property, (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants; (iv) all reasonable expenses incurred in marketing the Premises and (v) all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies. If either party hereto institutes any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys lees and all court costs in connection with such proceeding.

         C. In the event Tenant fails to make any payment due hereunder within fifteen (15 ) days of the date when payment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such payment; and the failure to pay such amount within five (5) days after demand therefor shall be an additional Event of Default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

         D. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to this Lease, at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with that or any subsequent default.

         E. The term "Prime Rate" as used herein shall mean the per annum "prime rate" of interest as published, on the date on which this Lease is terminated in accordance with this Paragraph 20, by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates," or if The Wall Street Journal is not published on the date on which this is terminated then the "prime rate" of interest as published in The Wall Street Journal on the most recent date prior to the date on which this Lease is so terminated.

         F. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any repossession thereof by any landlord thereof or third party having a lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

         G. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

         21. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the Building of which the Premises are a part; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee, trustee or holder for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or deed of trust. If any future mortgagee or beneficiary under a mortgage or deed of trust hereafter placed upon the Building desires to subordinate its mortgage or deed of trust to this Lease, Tenant agrees that it shall promptly execute such instruments as may be reasonably required by such mortgagee or beneficiary in order to effect such subordination.

         22. MECHANIC'S LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

         23. HAZARDOUS MATERIALS. Tenant shall never incorporate into, or dispose of, at, in or under the Premises, the Building or the Land any toxic or hazardous materials (as defined hereafter). Tenant further agrees not to use at, place in, or store at the Premises any toxic or hazardous materials, except for those toxic or hazardous materials that are either (a) office supplies or (b) cleaning materials that are generally considered to be a household cleaner and purchased in a container not larger than one (1) gallon and then only if (i) all such toxic or hazardous materials, supplies and materials are properly labeled and contained, (ii) all such toxic or hazardous materials are stored, handled, transported and disposed of in accordance with highest accepted industry standards and all applicable laws, rules and regulations, and (iii) if a material safety data sheet is required under applicable laws to accompany the toxic or hazardous materials, supplies or materials, a copy of such current material safety data sheet is provided to Landlord. For purposes of this Lease, "toxic or hazardous materials" shall mean hazardous or toxic chemicals or any materials containing hazardous or toxic chemicals at levels or content which cause such materials to be classified as hazardous or toxic as then prescribed by the highest industry standards or by the then current levels or content as set from time to time by the U.S. Environmental Protection Agency ("EPA") or the U.S. Occupational Safety and Health Administration ("OSHA") or as defined under 29 CFR 1910 or 29 CFR 1925 or other applicable governmental laws, rules or regulations. In the event there is a spill by

Tenant of a toxic or hazardous materials (other than permitted office supplies and cleaning supplies) at the Premises, the Building or the Land, Tenant shall notify Landlord of the method, time and procedure for any clean-up and removal of such toxic or hazardous materials; and, Landlord shall have the right to require reasonable changes in such method, time or procedure. In the event there is a spill of a toxic or hazardous material that comes from office supplies from Tenant in the Premises, Tenant shall notify Landlord if the spill would in any way endanger or pose a threat to Tenant's employees, Building maintenance or custodial personnel, other Building tenants or the general public. In the event of any breach of this provision by Tenant of any contamination of the Premises, the Building or the Land, by Tenant, Tenant shall pay all costs for the removal or abatement or clean-up of any toxic or hazardous materials at the Premises, the Building and the Land. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's reasonable request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession or elsewhere if caused by Tenant or persons acting under Tenant This Paragraph 23 shalt survive the expiration or any termination of this Lease.

         24. USE OF BUILDING NAME. Tenant shall not, except to designate the Tenant's business address (and then only in a conventional manner, without emphasis or display), use the name CANTRELL WEST, or any other simulation or
                                   -------------
abbreviation of such name for any purpose whatsoever. Landlord shall have the right to change the name of the Building at any time. Tenant will discontinue using any such name and any simulation or abbreviation thereof for the purpose of designating Tenant's business address within thirty (30) days after the Landlord notifies Tenant that the Building is no longer known by such name.

         25. RULES OF BUILDING. Tenant shall comply, and cause Tenant's agents, employees, invitees and visitors to comply fully with all requirements of the rules of the Building which may be made by Landlord, and any amendments or modifications thereto. The Rules and Regulations of Building are attached hereto as Exhibit F and made a part of this Lease.

         26. MISCELLANEOUS

         A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation or this Lease.

         B. The terms, provisions and covenants contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject of this Lease. Upon any Landlord's conveyance of the Building or the Land, and the assignment of its rights under this Lease, to another party ("Successor"), such Landlord shall be released from its obligations hereunder and the Successor shall become the "Landlord" hereunder from and after the date of any such conveyance and assignment and shall thereafter have all of the rights and obligations of the Landlord hereunder in accordance with the terms hereof, during the period of its ownership of the Building. Each party agrees to furnish to the other promptly upon demand a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

         C. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by material shortages, weather, acts of God, labor disputes or other causes beyond the reasonable control of Landlord (collectively, the "Force Majeure Delays").

         D. Tenant agrees, from time to time, within ten (10) days after request by Landlord, to deliver to Landlord or Landlord's designee, a certificate of occupancy, financial statements and an estoppel certificate stating (1) that this Lease is in full force and effect, (2) the date to which rent is paid, (3) that there is no default on the part of Landlord or Tenant under this Lease, (4) that Tenant does not have any right of offset, claims or defenses to the performance of its obligations under this Lease, and (5) such other factual matters pertaining to this Lease as may be requested by Landlord. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within such ten (10) day period and such certificate as signed by Landlord or Landlord's designee, as the case may be, shall be fully binding on Tenant, if Tenant fails to deliver a contrary certificate within five (5) days after receipt by Tenant of a copy of the certificate executed by Landlord or Landlord's designee as the case may be, on behalf of Tenant.

         E. This Lease constitutes the entire understanding and agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

         F. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term hereof, including without limitation, all payment obligations and all obligations concerning the condition and repair of the Premises.

         G. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         H. All references in this Lease to "the date hereof' or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

         I. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker or agent identified in the Basic Lease Information, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

         J. If and when included within the term "Landlord", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord. If and when included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of Paragraph 25 hereof to the same effect as if each had received such notice.

         K. By taking possession of the Premises, Tenant shall be deemed to have: (a) acknowledged that the Premises are accepted "as is" and "with all faults"; (b) accepted the Premises as suitable for the purposes for which the Premises are leased; and (c) acknowledged that the Premises are in a good and satisfactory condition. Landlord expressly disclaims and Tenant hereby waives to the full extent permitted by law, any implied warranty that the Premises or the Building are suitable for Tenant's intended commercial purpose, and any and all other implied warranties (whether arising by virtue of statute, case law or otherwise). The foregoing shall not be construed to relieve Landlord from its obligations which are expressly set forth in this Lease,

         L. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.

         M. Landlord and Tenant agree that the terms and conditions of this Lease are confidential and the parties hereto agree not to disclose the terms of this Lease to any third party (other than to its attorneys and accountants and other than to parties who propose to purchase or finance the Building, or the Project of which the Building forms a part, or who propose to become investors in Landlord) except as may be required by law or by the order of a court of competent jurisdiction.

         27. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to Tenant, or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

              (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall he payable to Landlord at the address for Landlord set forth in title Basic Lease Information or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

              (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth in the Basic Lease Information, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

              (c) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out in the Basic Lease Information, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

         28. EXCLUSIVE BANK TENANT; BUILDING NAME. Provided Tenant continues to utilize the Premises as a full service branch bank with lobby service, Landlord shall not lease any space in the Building to another tenant for use as a regulated banking, savings and loan or mortgage facility, nor shall Landlord change the name of the building to that of any other such facility or business. In addition, Landlord shall not lease space in the Building for the use of automatic teller machines or similar devices, whether or not presently in existence. Tenant acknowledges that the Building already has an investment firm and an insurance company as tenants in the building and Tenant expressly consents to the same. Tenant acknowledges and agrees that nothing in this Lease shall be construed to prevent Landlord from leasing space in the Building to businesses such as Schwab, Merrill Lynch, A.G. Edwards, Morgan Stanley or other similar type brokerage firms or businesses, or to regulated insurance companies.

         29. REGULATORY APPROVAL. This lease may be terminated by Tenant if Tenant is unable to obtain regulatory approval to operate as a branch bank at the location of the Premises. Tenant agrees to use its best efforts to pursue
and obtain such approval on or before May 15     , 2002.

         30. ADDITIONAL PROVISIONS. See Exhibits "A" through "F" attached hereto and incorporated by reference herein.

         EXECUTED BY LANDLORD, this 14th day of March   , 2002.

                                 CANTRELL WEST PROPERTIES, LLC

                                 By:      /s/ Thomas C. Vaughan, Jr.
                                          --------------------------------------
                                 Name:    Thomas C. Vaughan, Jr.
                                          --------------------------------------
                                 Title:   President/Managing Member
                                          --------------------------------------

         EXECUTED BY TENANT, this 11/th/ day of March, 2002.

                                 BANK OF THE OZARKS

                                 By:      /s/ Melvin L. Edwards
                                          --------------------------------------
                                 Name:    Melvin L. Edwards
                                          --------------------------------------
                                 Title:   Vice President
                                          --------------------------------------

STATE OF ARKANSAS )
                  ) SS.
COUNTY OF PULASKI )

                                 ACKNOWLEDGMENT
                                 --------------

         ON THIS DAY, comes before me, a Notary Public, within and for the State and County aforesaid, Thomas C. Vaughan, Jr, who stated that he was the President of Cantrell West Properties, LLC, an Arkansas limited liability company, who stated that he had signed the forgoing Lease Agreement in such capacity and for the purposes therein mentioned and set forth.

         SUBSCRIBED AND SWORN to before me, a Notary Public, on this 14/th/ day of March, 2002.

                                                   /s/ Patti L. Bell
                                                   -----------------------------
                                                   Notary Public

My Commission Expires:

  5-1-2011
  ----------------

STATE OF ARKANSAS )
                  ) SS.
COUNTY OF PULASKI )

                                 ACKNOWLEDGMENT
                                 --------------

         ON THIS DAY, comes before me, a Notary Public, within and for the State and County aforesaid, Melvin Edwards , who stated that he was the Vice President of the Bank of the Ozarks, an Arkansas banking corporation, who stated that he had signed the forgoing Lease Agreement in such capacity and for the purposes therein mentioned and set forth.

         SUBSCRIBED AND SWORN to before me, a Notary Public, on this 11th day of March, 2002.

                                                   /s/ Barbara Gail Steel
                                                   -----------------------------
                                                   Notary Public

My Commission Expires:

09-01-2008
--------------------

                                  EXHIBIT LIST
                                       TO
                                 LEASE AGREEMENT

         EXHIBIT A                             PREMISES

         EXHIBIT A-1                           DRIVE THROUGH CANOPY

         EXHIBIT B                             LEGAL DESCRIPTION

         EXHIBIT C                             LANDLORD'S WORK

         EXHIBIT D                             TENANT'S IMPROVEMENT AGREEMENT

         EXHIBIT E                             MEMORANDUM OF ACCEPTANCE

         EXHIBIT F                             RULES AND REGULATIONS OF THE
                                               BUILDING

                                    EXHIBIT B

                                Legal Description
                                -----------------

Part of Tract A, Woodland Heights Subdivision, Little Rock, Arkansas located in the NW1/4 SE1/4 of Section 21, Township 2 North, Range 13 West, Pulaski County, Arkansas more particularly described as:

Commencing at the Northeast corner of said Tract A, Woodland Heights Subdivision; thence North 88 degrees 22 minutes 28 seconds West along the North line of said Tract A, 196.00 feet to the point of beginning; thence South 03 degrees 42 minutes 34 seconds West, 549.45 feet to a point on the North right-of-way line of Arkansas State Hwy. #10; thence Northwesterly along said North right-of-way line the following bearings and distances: (1) North 48 degrees 00 minutes 44 seconds West, 116.22 feet; (2) North 44 degrees 01 minutes 39 seconds West, 204.90 feet; (3) North 45 degrees 14 minutes 34 seconds West,
227.45 feet and (4) North 48 degrees 41 minutes 04 seconds West, 52.20 feet; thence North 46 degrees 37 minutes 16 seconds East, 200.45 feet to a point on the North line of said Tract A; thence South 88 degrees 22 minutes 28 seconds East along said North line, 319.49 feet to the point of beginning.

LESS AND EXCEPT

Part of Tract A, Woodland Heights Subdivision, Little Rock, Pulaski County, Arkansas, more particularly described as:

Commencing at the Northeast corner of said Tract A, Woodland Heights Subdivision; thence North 88 degrees 22 minutes 28 seconds West along the North line of said Tract A, 196.00 feet; thence South 03 degrees 42 minutes 34 seconds West, 545.33 feet to the point of beginning; thence continuing South 03 degrees 42 minutes 34 seconds West, 4.12 feet to a point on the North right-of-way line of Arkansas State Hwy. #10; thence in a Northwesterly direction along said right-of-way line of Arkansas State Hwy. #10 the following courses: North 48 degrees 00 minutes 44 seconds West, 116.22 feet and North 44 degrees 01 minutes 39 seconds West, 146.00 feet; thence South 45 degrees 38 minutes 34 seconds East, 145.89 feet; thence South 47 degrees 34 minutes 05 seconds East, 113.56 feet to the point of beginning.

                                    EXHIBIT D

                          TENANT IMPROVEMENT AGREEMENT

         THIS TENANT IMPROVEMENT AGREEMENT ("Agreement") is being entered into as of __________________, 2002 between CANTRELL WEST PROPERTIES, LLC an Arkansas limited liability company ("Landlord"), and BANK OF THE OZARKS, an Arkansas banking corporation ("Tenant"), in connection with the Lease Agreement dated as of even date herewith ("Lease") between Landlord and Tenant. Landlord and Tenant hereby agree as follows:

         1.   DEFINITIONS AND INTERPRETATION.

         1.1. General. This Agreement sets forth how certain improvements ("Tenant Improvements") to the premises leased by Tenant pursuant to the Lease ("Premises") are to be constructed, who will be responsible for the construction of the Tenant Improvements, who will pay for such construction, and the time schedule for the completion of such construction. All provisions of the Lease shall apply to this Agreement except to the extent clearly inconsistent with this Agreement or otherwise inapplicable. This Agreement is a part of the Lease.

         1.2. Capitalized Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth for them in the main body of the Lease. As, used in this Agreement, the following capitalized terms have the following meanings:

         "Base Building" means the Premises as equipped with the items to be supplied and installed by Landlord at no cost to Tenant in accordance with the Building Plans and Exhibit C to the Lease.

         "Building" means the building or structure of which the Premises are a part.

         "Building Requirements" means all requirements and criteria promulgated by Landlord from time to time with respect to the construction of improvements in the Building (the initial Building Requirements are set forth in the Building Plans).

         "Construction Plan" means the plans and specifications prepared by Tenant's Architect, at Tenant's expense, for the supply, installation and finishing of Tenant's Work at the Premises.

         "Engineering Plan" means the plans and specifications (including mechanical, electrical and structural working drawings) for the supply, installation, and finishing in the Premises, or in the adjacent shell and core areas of the Building, of wiring, lights and switches, heating, ventilation and cooling equipment and controls, telephone and electrical outlets, plumbing and fixtures, fire protection, fire warning and security systems, and other mechanical, electrical and structural requirements, equipment and facilities not included in the Construction Plan which are attached to and form part of, and are necessary for the use and operation of, the Premises. The Engineering Plans are to be prepared by Tenant's Engineer at Tenant's expense.

         "Landlord Delays" means any delays attributable to any of the following: (i) delays in the giving of authorizations or approvals by Landlord,
(ii) delays due to the acts or omissions of Landlord, where such acts or omissions delay the Substantial Completion of the Base Building or the Tenant Improvements, as applicable, and (iii) delays due to the failure to permit Tenant access to and use of the Premises, or other Building facilities and services, to prepare the Space Plan, Construction Plan, and Engineering Plan and/or to perform the Tenant's Work.

         "Landlord's Contractor" means the contractor(s) and subcontractor(s) engaged by Landlord from time to time to carry out the construction of Base Building.

         "Pay Request" means a monthly billing statement prepared by Tenant and submitted to Landlord with the additional documents set forth in Section 7.1 for reimbursement of payments to Tenant's Architect, Tenant's Contractor, and Tenant's Engineer.

         "Reserve Account" means the account to be maintained by Landlord in Tenant's name at a bank acceptable to Tenant, and contributed to by Tenant as set forth in Section 6, for the payment of Tenant Construction Costs in excess of the Tenant Improvement Allowance.

         "Space Plan" means a preliminary conceptual layout of the Premises for use by Landlord in evaluating Tenant's proposed space utilization of the Premises, to be prepared by Tenant's Architect at Tenant's expense.

         "Substantial Completion" means, as applicable, either (i) the substantial completion of the Base Building, as evidenced by the issuance of a shell-and-core certificate of occupancy or temporary certificate of occupancy for the Building, or (ii) the substantial completion of the Tenant Improvements, as evidenced by the issuance of a tenant certificate of occupancy or temporary certificate of occupancy for the Premises. The Tenant Improvements shall be deemed to be Substantially Complete even though "punch list" items still remain to be performed. Landlord shall cause all "punch list" items to corrected as soon as reasonably practical.

         "Tenant Construction Costs" means all costs stated herein as being chargeable to or payable by Tenant (including costs reimbursable by Landlord from the Tenant Improvement Allowance) in connection with the design, engineering, supply, installation, construction, supervision and finishing of the Tenant's Work.

         "Tenant Delays" means delays in obtaining Substantial Completion of the Tenant's Work due to (i) any failure by Tenant to comply with the dates and time limits in this Agreement, (ii) any failure by Tenant to pay when due any sums due and owing by Tenant for the construction of the Tenant Improvements, (iii) the inclusion by Tenant of specialty materials or specialty construction methods in the Tenant's Work which cannot be timely incorporated into the construction of the Tenant Improvements, (iv) Tenant's request for changes in the Space Plan, the Construction Plan, or the Engineering Plan after approval thereof by Landlord, or (v) any other act or omission of Tenant, where such act or omission delays the Substantial Completion of the Tenant's Work.

         "Tenant Improvement Allowance" means an allowance to be provided by Landlord to Tenant, in the amount of twenty-six dollars ($26.00) per rentable square foot of space leased by Tenant, or a total of Sixty-Seven Thousand Two Hundred Sixty-Two and No/100 Dollars ($67,262.00), to be applied toward the Tenant Construction Costs in accordance with the provisions of this Agreement.

         "Tenant's Architect" means the professional architect(s) and/or engineer(s) engaged by Tenant, subject to Landlord's reasonable approval, at Tenant's expense, to prepare the Construction Plan and the Space Plan.

         "Tenant's Contractor" means the contractor(s) engaged by Landlord, subject to Tenant's reasonable approval, at the Tenant's expense, to construct and finish the Tenant's Work.

         "Tenant's Engineer" means the architect(s) and/or engineer(s) engaged by Landlord, at the Tenant's expense, to prepare the Engineering Plan.

         "Tenant's Work" means all work items in the design, supply, engineering, installation, construction and finishing of the Tenant Improvements, including all work items in the Construction Plan, the Engineering Plan, and the Space Plan, which are not part of Base Building.

         2. BASE BUILDING DRAWINGS AND BUILDING REQUIREMENTS. As soon as is practicable following the full execution of the Lease, Landlord shall deliver to Tenant or Tenant's Architect, the Base Building Drawings and the Building Requirements.

         3. TENANT'S SPACE PLAN AND CONSTRUCTION PLAN. The design, layout, finishes and equipment for the Premises to be determined by Tenant in accordance with this Agreement, shall be compatible with the quality and capacity of the Building and the Building Requirements and shall be subject to Landlord's reasonable approval.

         3.1. Space Plan. On or before the fifteenth (15th) business day following receipt by Tenant of the Building Plans and the Building Requirements, Tenant shall deliver to Landlord six (6) copies of a Space Plan.

         3.2. Approval of Space Plan. On or before the tenth (10th) business day following receipt of the Space Plan, Landlord shall either notify Tenant of its approval of the Space Plan or of the changes thereto reasonably required by Landlord. If such changes are required, Tenant shall, on or before the tenth
(10th) business day following Landlord's notice of required changes, deliver to Landlord an amended Space Plan which reflects such required changes.

         3.3. Construction Plan. On or before the twentieth (20th) business day following the later of Landlord's approval of the Space Plan under Section 3.2 or Landlord's receipt of the amended Space Plan under Section 3.2 as applicable, Tenant shall deliver to Landlord six (6) copies of the Construction Plan and any other information reasonably requested by Landlord. The plans shall be blue-lined drawings and shall include floor plans, interior elevations and details of any special installations which will affect the Building or perimeter walls of the Premises. The specifications shall include all materials and finishes to be used and performance characteristics for fixtures and equipment. All materials, equipment, finishes and other elements shall conform with and be of a quality compatible with, or better than, that required by the Building Requirements. Where applicable, the Construction Plan shall include sections and elevations for Tenant entries, details of entry signage (which shall conform to Landlord's sign criteria), reflected ceiling plans, and changes in sprinkler head locations. The Construction Plan shall include, among other things, all partition locations, plumbing locations, electrical and lighting locations, HVAC systems and duct locations, ceiling plans, special air conditioning requirements, office equipment locations, and special security requirements. All improvements to be constructed and fixtures to be installed at the Premises by Tenant during the period of initial construction of the Premises must be included in the Construction Plan.

         3.4. Approval of Construction Plan. On or before the tenth (10th) business day following receipt by Landlord of the Construction Plan, Landlord shall either notify Tenant of its approval thereof or of the changes reasonably required by Landlord. If such changes are required, Tenant shall, on or before the tenth (10th) business day following receipt of such disapproval, deliver to Landlord an amended Construction Plan which reflects such required changes.

         3.5. Engineering Plan. On or before the twenty-fifth (25th) business day after receipt by Landlord of the approved Construction Plan, Landlord shall deliver to Tenant four (4) copies of the Engineering Plan based upon the approved Construction Plan.

         3.6. Approval of Engineering Plan. On or before the tenth (10th) business day after receipt from Landlord of the Engineering Plan under Section 3.5, Tenant shall approve in writing, with or without amendment, the Engineering Plan. If Tenant requests changes to the Engineering Plan, Landlord and Tenant shall meet to resolve such requests; provided that, if Landlord and Tenant are unable to agree within five (5) business days after Tenant requests such changes, the Engineering Plan shall be deemed accepted by Tenant in its then-existing state, except to the extent such changes are required by applicable laws, statutes or ordinances.

         3.7. Size and Scale. Unless otherwise agreed to by Landlord, all drawings prepared by Tenant hereunder shall be of uniform size not exceeding 36" by 48" and to a minimum scale of 1/4" = 1'0".

         3.8. Extensions of Time. The time periods provided in this Section 3 for preparation, delivery and approval of the Construction Plan may be extended upon the written approval of both Landlord and Tenant.


         3.9. Amendment to Construction Plan. After approval by Landlord of the Construction Plan under section 3.4, Tenant may amend the Construction Plan and deliver such amendments to Landlord in accordance with the provisions of section
3.4. Any costs incurred, including costs incurred by Landlord which shall be reimbursed by Tenant to Landlord, as the result of any such amendment of the Construction Plan (including costs of revising construction) shall be included in Tenant Construction Costs.

         3.10. Delays in Tenant Approvals. It is understood that, subject to extensions of time under Section 3.8, any delay by Tenant in delivering the Construction Plan or amending the Construction Plan may result in additional costs in completing the Base Building, and any such costs incurred shall be reimbursed by Tenant to Landlord.

         3.11. No Liability of Reviewing Party. Except as otherwise expressly set forth in the Lease, the review by either Landlord or Tenant (as applicable, the "Reviewer") of any plans prepared by the other party (the "Preparer") is for the Reviewer's benefit only, and the Reviewer's approval of any such plans (a) shall not be relied upon by the Preparer or by any other person or entity, (b) shall impose no liability on the Reviewer, (c) shall not constitute a representation or warranty by the Reviewer, express or implied, including without limitation any representation or warranty that such plans are complete or accurate, or that such plans comply with zoning or other land use laws, local building department requirements, or any applicable public or private covenants, conditions or restrictions, and (d) shall not in any way relieve the Preparer of its obligation to prepare its plans and perform its work in accordance with the Lease and all applicable laws and requirements.

         4. BASE BUILDING. Landlord shall, at its cost and expense, cause its contractor to construct the Base Building in a good and workmanlike manner; provided, however, that it is understood that portions of the Base Building can only be undertaken concurrently with or subsequent to work done by Tenant, and that certain work (including correction of deficiencies) may be reasonably or necessarily undertaken or completed subsequent to the Commencement Date.

         5.    TENANT'S WORK.

         5.1 Supervision By Landlord. All work which is required to complete Tenant's Work in accordance with the Construction Plan (including the purchase of required materials and equipment) shall be performed by Tenant's Contractor under Landlord's sole supervision.

         5.2. Items of Tenant's Work. Tenant's Work shall include the supply, installation, construction and finishing of each of the following building standard items, in addition to the Tenant Improvements to be supplied, installed, constructed and finished pursuant to the Construction Plan and the Engineering Plan:

               5.2.1. Ceilings. Building standard acoustical ceilings in accordance with Building Requirements.

               5.2.2. Window Coverings. Building standard window coverings installed on all exterior windows in accordance with Building Requirements.


               5.2.3. Lights. Building standard lighting fixtures in accordance with Building Requirements.

               5.2.4. Walls, Doors and Decorating. All interior partitions, doors, fixtures and furnishings, and decoration and finishing of all surfaces within the Premises.

            5.2.5.  Floor. Floor covering and base.

            5.2.6.  Heating, Cooling and Ventilation. Any plumbing and
     HVAC services to and in the Premises (e.g., private washrooms, kitchens, etc.) from the point of access provided by Landlord.

            5.2.7. Power. Electrical distribution systems for power and supplementary lighting to and in the Premises from the electrical room, including any special electrical systems (e.g., for reproduction equipment, computers, etc.) and any Landlord approved modifications to Building systems to accommodate the same.

            5.2.8. Stairways. If Tenant occupies two (2) or more contiguous floors, where structurally feasible, any stairways and other means of private access between such floors required by Tenant and approved by Landlord, including approved modifications to the Building structure framing and floor slab.

            5.2.9. Telephone and Communications Equipment. Telephone and communication systems to and in the Premises from the electrical or telephone room. Landlord requires all or any portion of the equipment servicing such systems to be contained within the Premises.

            5.2.10. Modifications to Building Systems. Tenant acknowledges that any requested modifications to the Building systems and other special requirements of Tenant shall be considered by Landlord only if requested at the time the Construction Plan is submitted for approval and only to the extent compatible with the capacity and character of the Building in Landlord's sole discretion. All costs incurred in making approved modifications shall be included in Tenant Construction Costs.

     5.3. Changes. If Tenant requests or necessitates any change, addition or deletion to the Tenant's Work after approval of the Space Plan, Construction Plan and Engineering Plan in accordance with Section 3 of this Agreement, a request for the change shall be submitted to Landlord accompanied by revised plans prepared by Tenant's Architect at Tenant's expense. Landlord shall, within five (5) business days after it receives such revised plans, notify Tenant of the estimated cost which will be chargeable to Tenant by reason of such change, addition or deletion. Such estimated cost shall include Landlord's cost of any delay in completion of the Premises resulting from such change (including loss of rent, additional interest, and extra labor costs incurred in order to minimize further delay). Within five (5) business days after receiving Landlord's estimated cost, Tenant shall notify Landlord whether Tenant desires to proceed with such change. In the absence of any notification, Tenant shall be deemed to have elected not to proceed with such change. If Tenant elects to proceed with such change, Tenant shall immediately pay to Landlord the amount of Landlord's estimated cost of such change, which amount shall be deposited into the Reserve Account. Any excess amount remaining in the Reserve Account after the completion of all Tenant's Work shall be refunded to Tenant in accordance with Section 6.

         5.4. Performance of Work. All Tenant's Work shall be performed in accordance with the Building Requirements, all applicable laws, statutes and ordinances, and sound architectural and construction practices consistent with those commonly followed for first class office buildings similar to the Building. Tenant's Work shall cause no interference with the operation of the Building's mechanical, heating, cooling, ventilation, electrical or plumbing systems or structures, or with any other Building operations or functions, nor shall the Tenant's Work cause any increase in maintenance, insurance, taxes, fees or utility charges to be incurred by Landlord. Any such additional charges that are incurred by Landlord by reason of Tenant's Work shall be reimbursed by Tenant to Landlord immediately upon demand by Landlord therefor.

         6.   [RESERVED]

         7. DISBURSEMENTS FROM TENANT IMPROVEMENT ALLOWANCE. Tenant shall be responsible for all Tenant Construction Costs. Landlord shall, on Tenant's behalf, pay Tenant Construction Costs from the Tenant Improvement Allowance, to the extent funds are available therefrom, by making reimbursements to Tenant, payments to third parties, or payments to Landlord as provided in this Section
7. In no event shall Landlord have any obligation to disburse the Tenant Improvement Allowance to Tenant for any purpose other than the Tenant's Work.

         7.1. Tenant Reimbursements. The costs payable to Tenant's Architect, Tenant's Contractor and/or Tenant's Engineer shall be reimbursed by Landlord to Tenant to the extent available from the Tenant Improvement Allowance, following Tenant's submission of a Pay Request which shall include the following:

         (a) A summary of individual billings aggregating the total for which a reimbursement is being requested;

         (b) A copy of each individual invoice from the Tenant's Architect, Tenant's Contractor or Tenant's Engineer;

         (c) Conditional lien releases in a form reasonably satisfactory to Landlord, executed by the Tenant's Architect, Tenant's Contractor of Tenant's Engineer, as applicable, for all current month individual invoices; and

         (d) Unconditional lien releases in form reasonably satisfactory to Landlord, executed by Tenant's Architect, Tenant's Contractor or Tenant's Engineer, as applicable for all individual invoices included in the prior month's Pay Request.
Tenant shall submit each Pay Request to Landlord on or before the twentieth
(20th) calendar day of the month. If such day is a non-business day, the Pay Request is due on the next business day. Landlord will disburse the amount of such Pay Request from the Tenant Improvement Allowance (to the extent funds are available in the Tenant Improvement Allowance) to Tenant prior to the end of the following month and Tenant shall, except with respect to any invoice previously paid by Tenant, immediately pay the invoice for which the disbursement is made. At any time Landlord may elect to make direct payments to Tenant's Architect, Tenant's Contractor or Tenant's Engineer on Tenant's behalf.

     7.2. Payments to Third Parties. Landlord is authorized to disburse funds from the Tenant Improvement Allowance on Tenant's behalf to Tenant's Architect, Tenant's Engineer, Tenant's Contractor or any subcontractor, materials supplier or other party entitled to compensation in connection with Tenant's Work. Landlord shall provide Tenant with a monthly notice, together with copies of invoices and other appropriate documentation, identifying payments made from the Tenant Improvement Allowance and stating the amount remaining in the Tenant Improvement Allowance.

     8. SUBSTANTIAL COMPLETION. Landlord may apply for and may receive a certificate of occupancy or temporary certificate of occupancy for the Premises, and thereby obtain Substantial Completion of the Tenant Improvements, at a time when punch list items have yet to be completed.

     9. DEFAULTS BY TENANT. Upon the occurrence of any default by Tenant with respect to any of the provisions of this Agreement or any other agreement with Landlord relating to construction in or about the Premises, Landlord may, in addition to exercising any other right or remedy Landlord may have, treat such default as a default by Tenant under the Lease and exercise any or all rights available under the Lease in connection therewith, including, if applicable, the right of termination. Upon any termination of the Lease by Landlord, Landlord may elect in its absolute discretion, with respect to any work performed by or on behalf of Tenant prior to the date of such termination, to either:

     (a) retain for its own use part or all of any such work, without compensation to Tenant therefor; or

     (b) demolish or remove part or all of any such work and restore part or all of the Premises to its condition prior to the initial tender of possession thereof to Tenant, in which event Tenant shall reimburse Landlord upon demand for all costs reasonable incurred by Landlord in connection with such demolition, removal and/or restoration.

     10.   MISCELLANEOUS.

     10.1. Designated Agents. Landlord hereby designates and appoints Robert
C. East as Landlord's agent, with authority to bind Landlord with respect to any and all matters that may arise in connection with the work to be performed under this Agreement. Tenant hereby designates and appoints Melvin Edwards as Tenant's agent, with authority to bind Tenant with respect to any and all matters that may arise in connection with the work to be performed under this Agreement.

     10.2. Decorating, Furnishing and Moving In. Landlord shall (consistent, however, with its obligation to other tenants then in occupancy in the Building) make at least one of the Building's elevators reasonable available to Tenant, prior to the Substantial Completion of the Tenant

Improvement, in connection with Tenant's decoration, furnishing and moving into the Premises. Equipment and materials may be stored in any portion of the Premises provided there is no interference with the completion of the Tenant's Work.

IN WITNESS WHEREOF, this Agreement has been executed by Landlord and Tenant as of the date first written above.

LANDLORD:                                        TENANT:

CANTRELL WEST PROPERTIES, LLC                    BANK OF THE OZARKS

By:     /s/ Thomas C. Vaughan, Jr.               By:    /s/ Melvin L. Edwards
        --------------------------               -------------------------------

Title:  President/ Managing Member               Title:   Vice President
        --------------------------               -------------------------------

                                    EXHIBIT E

                      MEMORANDUM OF ACCEPTANCE OF PREMISES

         This memorandum is entered into on _______________________, 2002 by Cantrell West Properties, LLC ("Landlord") and Bank of the Ozarks ("Tenant"),
                                --------                            ------
pursuant to Paragraph 1 of the Lease Agreement ("Lease") dated__________________
            -----------                          -----
executed by Landlord and Tenant. All terms used herein have the same meanings as in the Lease. This memorandum amends the Lease (including the Basic Lease Information) to the extent of the matters set forth herein.

         1. The Commencement Date is ______________________, 2002 (at 5:01 p.m.,
            C.S.T.).

         2. The Premises contain _______________________ rentable square feet of area.

         3. The Building contains 53,100 square feet of area.

         4. Tenant's Proportionate Share is ____ %.

                                                  LANDLORD:

                                                  CANTRELL WEST PROPERTIES, LLC

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                                  TENANT:

                                                  BANK OF THE OZARKS

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                    EXHIBIT F

                          RULES AND AGREED REGULATIONS

         1. The landlord shall provide all locks for doors in Tenant's leased area (hereinafter referred to as "Premises") and no Tenant shall alter any lock or install a new or additional lock or bolts on any door of its premises without prior written consent of Landlord. Tenant agrees to deposit a reasonable amount, fixed by Landlord, for each key issued by Landlord to Tenant for his office doors and upon termination of lease contract to return all keys to Landlord. Landlord will refund amount deposited upon return of all keys. In addition, Tenant agrees that all keys will be procured from the Landlord and that neither Tenant nor any of his employees will have any duplicate keys made.

         2. Landlord will provide and maintain in the lobby of the Building a directory board of the tenants and no other directory shall be permitted without previous consent in writing by Landlord. One listing per Tenant will be provided at no expense to Tenant.

         3. Except upon prior written approval of Landlord, no signs will be allowed in any form on windows inside or out, and no signs except in uniform location and uniform styles fixed by Landlord will be permitted on exterior identification pylons (if any) in the public corridors or on corridor doors or entrances to Tenant's space. All signs will be contracted for by Landlord for Tenant at the rate fixed by Landlord from time to time, and Tenant will be billed and pay for such service accordingly.

         4. Except upon prior written approval of Landlord, no draperies, shutters, blinds, screens or other window covering shall be installed on exterior windows or walls or windows or doors facing public corridors.

         5. Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord's supervision, approval and control before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

         6. Movement in or out of the Building of furniture, office equipment or other bulky materials, of movement through Building entrances of lobby shall be restricted to hours designated by Landlord. All such movement shall be under the supervision of Landlord and in the manner agreed in writing between Tenant and Landlord by prearrangement before performance. Landlord will determine the time, method and routing of movement, as well as any restrictions or limitations which may prohibit any item from being brought into the Building. The freight elevator will not be available for deliveries between the hours of 7:30-9:30 a.m., 11:30 a.m.-12:30 p.m., and 4:30-5:30 p.m. weekdays. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from time of entering property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant and Tenant hereby agrees to indemnify and hold harmless Landlord from and against any such damage, injury or loss, including attorney's fees.

         7. Tenant and Tenant's employees will present adequate identification and will sign Building register when entering and/or leaving Building on Saturdays , Sundays and holidays and before and after normal working hours on other days.

         8. Landlord will not permit entrance to Tenant's office by use of pass keys controlled by Landlord, to any person at any time without written permission by Tenant, except employees, contractors or service personnel supervised by Landlord and employees of the United States Post Office.

         9. Landlord will not be responsible for lost or stolen property, equipment, money or jewelry from Tenant's area or public rooms regardless of whether such loss occurs when area is locked against entry or not.

         10. No portion of Tenant's area or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

         11. No birds, animals or bicycles shall be brought into or kept in, about or surrounding the Building.

         12. Tenant shall not place, install or operate on the premises or in any part of the Building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or above the premises any explosives, gasoline, kerosene, oil, acids, caustics or any other inflammable, explosive or hazardous materials without the written consent of the Landlord, provided Tenant may use microwave ovens and coffee makers in the premises or other appliances for which Tenant obtains Landlord's specific approval in advance.

         13. Employees of Landlord shall not receive or carry messages for or to any tenant of other person, nor contract with or render free or paid services to any Tenant or Tenant's agents, employees or invitees; in the event any of Landlord's employees performs any such services, such employees shall be deemed the agent of Tenant regardless of whether or how payment is arranged for services and Landlord is expressly relieved from any and all liability in connection with any such services and any associated injury or damage to person or property.

         14. None of the entries, passages, doors or hallways shall be blocked or obstructed, or rubbish, litter, trash or material of any nature placed, emptied or thrown into these areas, or such areas be used at any time except for access or egress by Tenant, Tenant's agents, employees or invitees.

         15. Tenant and its employees, agents and invitees shall observe and comply with the driving and parking signs and markers in, about or surrounding the Building.

         16. Landlord shall have the right to prescribe the weight and position of: (a) safes, (b) computers, (c) concentrations of files, shelves and other heavy equipment which shall, in all cases, in order to distribute their weight, stand on supporting devices approved by Landlord. All damage done to the Building by placing in or taking out any property of Tenant while in the Building shall be repaired promptly at the expense of the Tenant. Should Tenant desire to store heavy material in any area of leased premises, reinforcement of floor required shall be at Tenant's expense.

         17. Should tenant require telegraphic, telephonic, annuciator or other communication services, Landlord shall direct where and how wires are to be introduced and placed and none be introduced or placed except as Landlord shall direct.

         18. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed; no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who or whose employees or invitees shall have caused it.

         19. No Tenant shall install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building without written permission of the Landlord.

         20. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and side guards. No other vehicles of any kind shall be brought by any Tenant into the Building or kept in or about its premises.

         21. Each Tenant shall store all its trash and garbage within its premises. No Tenant shall accumulate trash within the premises, and the premises shall be subject to periodic inspection by local Fire Department officials. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Little Rock without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

         22. Canvassing, soliciting and peddling in the Building are prohibited and each Tenant shall cooperate to prevent the same.

         23. Landlord may waive any one or more of these rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the Tenants of the Building.

         24. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms covenants, agreements, and conditions of any lease in the Building.

         25. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgement may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

         26. Smoking is prohibited in the common areas of the Building, including but not limited to, the parking garage, hallways, stairwells, restrooms, elevators, corridors, etc.

         27. Use of portable space heaters is prohibited.